UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 5, 2005

THE HERTZ CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-07541	13-1938568

(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

225 Brae Boulevard
Park Ridge, New Jersey	07656-0713

(Address of registrant’s principal executive	(Zip code)
office)

(201) 307-2000
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1- Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On July 5, 2005, The Hertz Corporation (the “Company”), Hertz General Interest, LLC and Ford Motor Company (“Ford”), the Company’s indirect parent, signed a Master Supply and Advertising Agreement (the “Agreement”), which will expire August 31, 2010 and covers the 2005 through 2010 vehicle model years. The Agreement replaces and supersedes the existing Joint Advertising and Vehicle Supply Agreements that would have expired August 31, 2007.

The terms of the Agreement only apply to the Company’s fleet requirements and advertising in the United States and to “Ford,” “Lincoln” or “Mercury” brand vehicles (herein referred to as “Ford Vehicles”), and include Ford’s agreement to pay to the Company one-half of the Company’s advertising costs each year subject to a minimum purchase obligation by the Company and the number of Ford Vehicles acquired. Under the Agreement, Ford has agreed to supply to the Company and the Company has agreed to purchase from Ford, during each of the 2005 through 2010 vehicle model years, a specific number of Ford Vehicles. To be eligible for cost reimbursement under the Agreement, the advertising must meet certain conditions, including the condition that it only indicates that the Company features Ford Vehicles in a manner and with a prominence that is reasonably satisfactory to Ford. It further provides that the amounts Ford will be obligated to pay the Company for its advertising costs will be increased or reduced according to the number of Ford Vehicles acquired by the Company in any model year, provided Ford will not be required to pay any amount for the Company’s advertising costs for any year if the number of Ford Vehicles acquired in the corresponding model year is less than a specified minimum except to the extent that the Company’s failure to acquire the specified minimum number of Ford Vehicles is attributable to the availability of Ford Vehicles or Ford Vehicle production is disrupted for reasons beyond the control of Ford.

The Company anticipates that the advertising contributions payable by Ford during the 2005 vehicle model year under the Agreement will be less than the advertising contributions the Company received from Ford for the 2004 model year. The Company does not expect that this reduction in Ford’s advertising contributions will have a material adverse effect on the Company’s results of operations. Based on the Agreement, advertising contributions in future years could be lower.

Under the terms of the Agreement, the Company will be able to enter into vehicle advertising and supply agreements with other automobile manufacturers in the United States and in other countries, and the Company intends to explore those opportunities. However, there can be no assurance that the Company will be able to obtain advertising contributions from other automobile manufacturers that will mitigate the reduction in Ford’s advertising contributions.

Item 1.02 Termination of a Material Definitive Agreement.

As mentioned under Item 1.01 above, effective upon the date of the Agreement and as a result of the entry into the Agreement, the existing Joint Advertising and Vehicle Supply Agreements with Ford were terminated. The terminated Advertising and Vehicle Supply Agreements covered the same subject matter as are covered by the Agreement, but only covered the 2005, 2006 and 2007 vehicle model years and would have expired August 31, 2007.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

	Exhibit Number	Description

	10.1	Master Supply and Advertising Agreement dated July 5, 2005 among Ford Motor Company and The Hertz Corporation and Hertz General Interest, LLC*

*	The Company has applied for confidential treatment of portions of this Exhibit. Accordingly, portions thereof have been omitted and filed separately.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HERTZ CORPORATION (Registrant)
By:	/s/ Paul J. Siracusa
Paul J. Siracusa
Executive Vice President and Chief Financial Officer

Date: July 11, 2005

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

10.1	Master Supply and Advertising Agreement dated July 5, 2005 among Ford Motor Company and The Hertz Corporation and Hertz General Interest, LLC